EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of October 5, 2007 (the "Effective Date") by and between Centrue Financial Corporation, Inc., a Delaware corporation (the "Employer"), and Donald M. Davis (the "Executive").

                                    RECITALS

         A. The Executive serves as a St. Louis Market President of Employer, and its wholly-owned subsidiary, Centrue Bank (the "Bank").

         B. The Employer and the Executive have made commitments to each other on a variety of important issues concerning the Executive's employment, including the performance that will be expected of the Executive, the compensation the Executive will be paid, how long and under what circumstances the Executive will remain employed and the financial details relating to any decision that either the Employer or the Executive might ever make to terminate this Agreement.

         C. The Employer and the Executive desire to enter into this Agreement as of the Effective Date and as of such date this Agreement shall supersede all terms of any other employment or severance agreement, with Employer, providing for benefits similar in nature to those contained herein, except that the provisions of the Restricted Stock Agreement between the Employer and the Executive (the "Restricted Stock Agreement") shall not be affected in any way by this Agreement, nor shall the terms of the Restricted Stock Agreement be deemed to apply to the terms, conditions and interpretation of this Agreement.

         D. The Employer recognizes that circumstances may arise in which a future change of control of the Employer through acquisition or otherwise may occur thereby causing uncertainty of employment without regard to the competence or past contributions of the Executive, which uncertainty may result in the loss of valuable services of the Executive and the Employer wishes to provide reasonable security to the Executive against changes in the employment relationship in the event of any such change of control.

         NOW, THEREFORE, in consideration of the premises and of the covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and the Executive agree as follows:

                                    AGREEMENT

         Section 1. Term With Automatic Renewal Provisions. The term of this Agreement and the Executive's employment hereunder shall be for a term of four (4) years commencing on the Effective Date, and shall automatically be extended for one (1) additional year on the third anniversary of the Effective Date and each anniversary thereafter, unless and until either party to this Agreement provides written notice of non-renewal to the other party.

         Section 2. Position and Duties. The Employer hereby employs the Executive as set forth above or in such other senior executive capacity or capacities as shall be mutually agreed between the Employer and the Executive. During the period of the Executive's employment hereunder, the Executive shall devote his best efforts and full business time, energy, skills and attention to the business and affairs of the Employer, the Bank, and the other direct and indirect subsidiaries of the Employer (together with the Bank, the "Subsidiaries" or a "Subsidiary"). The Executive's duties and authority shall consist of and include all duties and authority customarily performed and held by persons holding equivalent positions with business organizations similar in nature and size to the Employer, as such duties and authority are reasonably defined, modified and delegated from time to time by the Board of Directors of the Employer to which the Executive shall report during the term of this Agreement (the "Board"). The Executive shall have the powers necessary to perform the duties assigned to him and shall be provided such supporting services, staff, secretarial and other assistance, office space and accoutrements as shall be reasonably necessary and appropriate in the light of such assigned duties. At least annually, Employer shall evaluate Executive's performance in accordance with and as described in the Employer's standard employment policies.

         Section 3. Compensation. As compensation for the services to be provided by the Executive hereunder, the Executive shall receive the following compensation, expense reimbursement and other benefits:

                  (a) Base Compensation. The Executive shall receive an aggregate annual minimum Base Salary of $325,000 payable in installments in accordance with the regular payroll schedule of the Bank ("Base Salary"). Such Base Salary shall be subject to review annually commencing in 2009 and shall be maintained or increased during the term of this Agreement in accordance with the Employer's established management compensation policies and plans.

                  (b) Performance Bonus. The Executive shall receive an annual performance bonus, payable within sixty (60) days after the end of the fiscal year of the Employer, in an amount equal to ten percent (10%) of the pretax profit of the Bank's St. Louis, Missouri branch(es) (the "Annual Performance Bonus") with up to half of the Annual Performance Bonus (i.e., five percent (5%) of the Bank's St. Louis, Missouri branch(es)) available to be paid to the Executive's direct reports for the applicable year. The amount, if any, of the Annual Performance Bonus payable to the Executive's direct reports shall be determined by the Executive and ratified by the Board.

                  (c) Reimbursement of Expenses. The Executive shall be reimbursed, upon submission of appropriate vouchers and supporting documentation, for all travel, entertainment and other out-of-pocket expenses reasonably and necessarily incurred by the Executive in the performance of his

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duties hereunder and shall be entitled to attend seminars, conferences and meetings relating to the business of the Employer consistent with the Employer's or the Bank's established policies in that regard.

                  (d) Other Benefits. The Executive shall be entitled to all benefits specifically established for him and, when and to the extent he is eligible therefore, to participate in all plans and benefits generally accorded to senior executives of the Employer and the Bank, including, but not limited to, pension, profit-sharing, supplemental retirement, incentive compensation, bonus, disability income, group life medical and hospitalization insurance, director and officer liability insurance and similar or comparable plans, and also to perquisites extended to similarly situated senior executives, provided, however, that such plans, benefits and perquisites shall be no less than those made available to all other employees of the Employer and the Bank.

                  (e) Vacations. The Executive shall be entitled to paid time off for all Bank holidays. In addition to Bank holidays, the Executive shall be entitled to annual paid time off ("PTO") which shall accrue each calendar year and which shall be taken at a time or times mutually agreeable to the Employer and the Executive; provided, however, that the Executive shall be entitled to at least twenty five (25) PTO days annually.

                  (f) Withholding. The Employer shall be entitled to withhold from amounts payable to the Executive hereunder, any federal, state or local withholding or other taxes which it is from time to time required to withhold. The Employer shall be entitled to rely upon the opinion of its legal counsel with regard to any question concerning the amount or requirement of any such withholding.

                  (g) Stock Awards. On the Effective Date, the Employer shall grant to the Executive an option to purchase fifty thousand (50,000) shares of the Employer's common stock (the "Option"). One fifth (1/5) of the Option shall vest on the Effective Date and one fifth (1/5) shall vest on each anniversary thereafter, until fully vested on the fourth (4th) anniversary. The Option award shall provide that it shall fully vest upon a subsequent Change in Control (as defined in the Employer's stock plan ("Stock Plan"), termination of the Executive without Cause or by the Executive due to a Constructive Discharge (with the terms Cause and Constructive Discharge as defined herein). The Option will expire, to the extent not exercised, as of the seventh (7th) anniversary of the Effective Date. The exercise price of the Option shall be based on the fair market value of the Employer's common stock on the date of grant.

         Section 4. Confidentiality and Loyalty. The Executive acknowledges that during the course of his employment he may produce and have access to material, records, data, trade secrets and information not generally available to the public regarding the Employer and its Subsidiaries (collectively, "Confidential Information"). Accordingly, during the Term and during the Restricted Period (defined below), the Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with the performance by the Executive of his duties hereunder. All records, files, documents and other materials or copies thereof relating to the business of the Employer and its Subsidiaries

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which the Executive shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the premises of the Employer or its Subsidiaries, as the case may be, without the written consent of the Employer's Chairman of the Board, except as reasonably necessary or appropriate in connection with the performance by the Executive of his duties hereunder, and shall be promptly returned to the Employer upon termination of the Executive's employment hereunder. The Executive agrees to abide by the reasonable policies of the Employer, as in effect from time to time, respecting avoidance of interests conflicting with those of the Employer and its Subsidiaries.

         Section 5.        Termination.
                           -----------

                  (a) Termination Without Cause. Either the Employer or the Executive may terminate this Agreement and the Executive's employment hereunder for any reason by delivering written notice of termination to the other party no less than thirty (30) days before the effective date of termination, which date will be specified in the notice of termination.

                  (b) Voluntary Termination by the Executive. If the Executive voluntarily terminates his employment under this Agreement other than pursuant to Section 5(d) (Constructive Discharge) or Section 5(h) (Termination Upon Change of Control), then the Employer shall only be required to pay the Executive such Base Salary as shall have accrued through the effective date of such termination, the amount of any expense reimbursements for expenses incurred prior to the effective date of such termination, provided that the Executive shall have submitted all reimbursement requests within ten (10) business days of the effective date of such termination, and any other amounts to which the Executive is entitled under applicable law. None of the Employer or any of its Subsidiaries shall have any further obligations to the Executive.

                  (c)      Termination by Employer Without Cause.
                           -------------------------------------

                           (i)      In the event of the termination of this
Agreement by the Employer prior to the last day of the Term for any reason other than a termination in accordance with the provisions of Section 5(e) (Termination for Cause), then notwithstanding any mitigation of damages by the Executive, the Employer shall pay the Executive a sum equal to two times the Executive's Base Salary and Annual Performance Bonus (which shall be based on the performance of the Bank's St. Louis, Missouri branches for the twelve (12) whole calendar months prior to the date of termination and capped at five percent (5%) of the pretax profit of the Bank's St. Louis, Missouri branch(es)). In addition, the Employer shall pay the cost on behalf of the Executive for continued coverage (COBRA continuation coverage) for the Executive and the Executive's dependents (if applicable) under the health insurance programs maintained by the Employer during the period of the Executive's COBRA eligibility; provided, however, that the continued payment of these amounts by the Employer shall not offset or diminish any compensation or benefits accrued as of the date of termination.

                           (ii)     Payment to the Executive will be made on a
monthly basis over the twelve (12) month period immediately following the Executive's termination of employment. Payment of the amounts due under Section 5(c)(i) shall not be reduced in the event the Executive obtains other employment following the termination of employment by the Employer.

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                           (iii)    If the Employer is not in compliance with
its minimum capital requirements or if the payments required under subsection
(i) above would cause the Employer's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Employer is in capital compliance.

                           (iv)     In addition to the amounts payable to
Executive under this Section 3, Employer shall pay the Executive such Base Salary as shall have accrued through the effective date of such termination, the amount of any expense reimbursements for expenses incurred prior to the effective date of such termination, provided that the Executive shall have submitted all reimbursement requests within ten (10) business days of the effective date of such termination, and any other amounts to which the Executive is entitled under applicable law. Apart from the obligations of Section 3 and
Section 5, none of the Employer or any of its Subsidiaries shall have any further obligations to the Executive under this Agreement.

                  (d) Constructive Discharge. If at any time during the Term of this Agreement, except in instances where Employer has valid grounds to terminate the Executive's employment pursuant to Section 5(e) (Termination for Cause), the Executive is Constructively Discharged (as hereinafter defined), then the Executive shall have the right, by written notice given to the Employer not later than ninety (90) days after such Constructive Discharge, to terminate his services hereunder, effective as of thirty (30) days after the date of such notice, and the Executive shall have no rights or obligations under this Agreement other than as provided in this Section 5(d), Section 4 (Confidentiality and Loyalty) and Section 6 (Non-Competition Covenant). In such event, notwithstanding any mitigation of damages by the Executive, the Employer shall pay the Executive a sum equal to two times the Executive's Base Salary and the percentage of Annual Performance Bonus earned from the end of the calendar year preceding until the last date of Executive's employment (based on five percent (5%) of the pretax profit of the Bank's St. Louis, Missouri branch(es)), such percentage being determined by dividing the number of days that have occurred in the calendar year through the date of Executives services terminate by 365. In addition, the Employer shall pay the cost on behalf of the Executive for continued coverage (COBRA continuation coverage) for the Executive and the Executive's dependents (if applicable) under the health insurance programs maintained by the Employer during the period of the Executive's COBRA eligibility; provided, however, that the continued payment of these amounts by the Employer shall not offset or diminish any compensation or benefits accrued as of the date of termination.

         For purposes of this Agreement, the Executive shall be "Constructively Discharged" upon the occurrence, without the Executive's express written consent, of any of the following events, provided that the Executive gives at least thirty (30) days prior written notice of Executive's termination:

                           (i)      a reduction in the Executive's then current
Base Salary;

                           (ii)     any change in the Executive's duties and
responsibilities that is inconsistent in any adverse respect with the Executive's position(s), duties or responsibilities, or an adverse change in the Executive's place in the organization chart or in the seniority of the individual (or Board, where applicable) to whom the Executive shall report;

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                           (iii)    a material and adverse change in the
Executive's titles or offices (including, if applicable, membership on a board of directors);

                           (iv)     a material reduction in the Executive's
annual target bonus opportunity (if any) (for this purpose, a reduction for any year of over twenty percent (20%) of the Executive's annual target bonus opportunity (if any) measured by the preceding year shall be considered "material");

                           (v)      requiring the Executive to be based more
than fifty (50) miles from the location of the Executive's place of employment as of the Effective Date, except for normal business travel in connection with the Executive's duties; or

                           (vi)     a material breach of this Agreement by the
Employer.

         An isolated, insubstantial and inadvertent action taken in good faith and that is remedied within ten (10) days after receipt of notice thereof given by the Executive shall not constitute a Constructive Discharge. The Executive's right to terminate employment due to a Constructive Discharge shall not be affected by incapacities due to mental or physical illness and the Executive's continued employment or lack of notice hereunder shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting a Constructive Discharge.

         The Executive shall be deemed to have been Constructively Discharged if Executive resigns within thirty (30) days following either (i) a change in the majority of the Employer's Board of Directors within a single twelve month period; or (ii) a change in the Employer's CEO and two (2) of the CEO's direct reports where they are no longer employed by the Employer or an affiliate of the Employer in those, or more senior positions within a single twelve (12) month period.

                  (e) Termination for Cause. This Agreement may be terminated for Cause as hereinafter defined. "Cause" shall mean:

                           (i)      the Executive's death;

                           (ii)     the Executive's Permanent Disability, which
shall mean the Executive's inability, as a result of physical or mental incapacity, substantially to perform his duties hereunder for a period of six
(6) consecutive months, with the determination of the Executive's Permanent Disability to be determined by a physician chosen by two other physicians, each of which is selected by the Employer and the Executive, respectively;

                           (iii)    the willful and continued failure by the
Executive to perform substantially the Executive's duties (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such failure subsequent to the delivery to the Executive of a notice of intent to terminate the Executive's employment without Cause or subsequent to the Executive's delivery of a notice of the Executive's intent to terminate employment for Constructive Discharge), and such willful and continued failure continues after a demand for substantial performance is delivered to the Executive that specifically identifies the manner in which the Executive has not substantially performed the Executive's duties;

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                           (iv)     the Executive is removed or suspended from
banking pursuant to Section 8(e) of the Federal Deposit Insurance Act, as amended ("FDIA"), or any other applicable state or federal law; or

                           (v)      the willful engaging by the Executive in
illegal conduct or gross misconduct which is materially and demonstrably injurious to the business or reputation of the Employer.

                           (vi)     For purposes of determining whether "Cause"
exists, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the action or omission was in, or not opposed to, the best interests of the Employer. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, based upon the advice of counsel for the Employer or upon the instructions to the Executive by a more senior officer shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Employer. The Employer must notify the Executive of any event constituting Cause within ninety (90) days following its knowledge of its existence or such event shall not constitute Cause under this Agreement.

                           (vii)    Upon a termination of the Executive's
employment with the Employer for Cause, the Executive shall be entitled to receive from the Employer only such Base Salary as shall have accrued through the effective date of such termination, the amount of any expense reimbursements for expenses incurred prior to the effective date of such termination, provided that the Executive shall have submitted all reimbursement requests within ten
(10) business days of the effective date of such termination, and any other amounts to which the Executive is entitled under applicable law. None of the Employer or any of its Subsidiaries shall have any further obligations to the Executive.

                  (f) Payments Upon Death. In the event payments are due and owing under this Agreement at the death of the Executive, payment shall be made to such beneficiary as the Executive may designate in writing, or failing such designation, to the executor of his estate, in full settlement and satisfaction of all claims and demands on behalf of the Executive.

                  (g) Payments Prior to Permanent Disability. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of the Executive's Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the date specified in a notice of termination relating to the Executive's Disability, the Executive shall be entitled to return to his positions with the Employer as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

                  (h)      Termination Upon Change of Control.
                           ----------------------------------

                           (i)      In the event of a Change of Control (as
defined below) of the Employer and the termination of the Executive's employment under either A or B below, subject to Section 5(h)(iii) below, the Executive shall be entitled to receive in lieu of any other payments provided for in this

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Agreement a lump sum payment equal to the amount determined pursuant to Section
5(c) (Termination by Employer without Cause), and the continuation of benefits as provided in Section 5(c). Either of the following shall constitute termination of the Executive's employment within the meaning of this Section 5(h):

                                    (A)      The Executive voluntarily
terminates his employment within the twelve (12) month period immediately following the Change of Control due to Constructive Discharge.

                                    (B)      This Agreement and the Executive's
employment is terminated by the Employer or its successor within the twelve (12) month period immediately following the Change of Control, for reasons other than Cause.

                           (ii)     For purposes of this Section, the term
"Change of Control" shall mean the following:

                                    (A)      The consummation of the acquisition
by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Employer; or

                                    (B)      Consummation of: (1) a merger or
consolidation to which the Employer is a party if the stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Employer's voting securities outstanding immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Employer or the Bank.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Employer's then outstanding securities is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

                           (iii)    It is the intention of the Employer and the
Executive that no portion of any payment under this Agreement, or payments to or for the benefit of the Executive under any other agreement or plan, be deemed to be an "Excess Parachute Payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or its successors. It is agreed that the present value of and payments to or for the benefit of the Executive in the nature of compensation, receipt of which is contingent on the Change of Control of the Employer, and to which Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar ($1.00) less than the maximum amount which the Employer may pay without loss of

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deduction under Section 280G(a) of the Code. Present value for purposes of this
Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within ninety (90) days following the earlier of (A) the giving of the notice of termination or (B) the giving of notice by the Employer to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code, the Executive and the Employer, at the Employer's expense, shall obtain the opinion of such legal counsel and certified public accountants as the Executive may choose (notwithstanding the fact that such persons have acted or may also be acting as the legal counsel or certified public accountants for the Employer), which opinions need not be unqualified, which sets forth (I) the amount of the Base Period Income of the Executive, (II) the present value of Total Payments and (III) the amount and present value of any excess parachute payments. In the event that such opinions determine that there would be an excess parachute payment, the payment hereunder or any other payment determined by such counsel to be includable in Total Payments shall be modified, reduced or eliminated as specified by the Executive in writing delivered to the Employer within sixty
(60) days of the Executive's receipt of such opinions or, if the Executive fails to so notify the Employer, then as the Employer shall reasonably determine, so that under the bases of calculation set forth in such opinions there will be no excess parachute payment. The provisions of this subparagraph, including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that (y) the compensation and benefits provided for in
Section 3 hereof and (z) any other compensation earned by the Executive pursuant to the Employer's compensation programs which would have been paid in any event, are reasonable compensation for services rendered, even though the timing of such payment is triggered by the Change of Control; provided, however, that in the event such legal counsel so requests in connection with the opinion required by this subparagraph, the Executive and the Employer shall obtain, at the Employer's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this subparagraph shall be of no further force or effect.

                  (i)      Regulatory Suspension and Termination.
                           -------------------------------------

                           (i)      If the Executive is suspended from office
and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8(e)(3) (12 U.S.C. ss. 1818(e)(3)) or 8(g) (12 U.S.C. ss. 1818(g)) of the FDIA, the Employer's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, and the Employer's Board has decided to make indemnification payments pursuant to 12 CFR Section 359.5(a), the Employer shall (A) pay the Executive all of the compensation withheld while their contract obligations were suspended and (B) reinstate (in whole) any of the obligations which were suspended.

                           (ii)     If the Executive is removed and/or
permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e) (12 U.S.C. ss. 1818(e)) or 8(g) (12 U.S.C. ss. 1818(g)) of the FDIA, all obligations of the Employer under this

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contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                           (iii)    If the Employer is in default as defined in
Section 3(x) (12 U.S.C. ss. 1813(x)(1)) of the FDIA, all obligations of the Employer under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

                           (iv)     All obligations of the Employer under this
contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution by the Federal Deposit Insurance Corporation (the "FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) (12 U.S.C. ss. 1823(c)) of the FDIA, or when the Employer is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         Section 6.        Non-Competition Covenant.
                           ------------------------

                  (a) Restrictive Covenant. The Employer and the Executive have jointly reviewed the customer lists and operations of the Employer and its Subsidiaries and have agreed that the primary service area of the Employer's and its Subsidiaries' loan and deposit origination functions in which the Employer and its Subsidiaries have and will actively participate extends to an area within twenty-five (25) miles of any Missouri office or branch of the Employer and its Subsidiaries (the "Restrictive Area"). Therefore, as an essential ingredient of and in consideration of this Agreement and the payment of the amounts described in Section 3, the Executive hereby agrees that, except with the express prior written consent of the Employer, for a period of twenty four
(24) months after the termination of the Executive's employment with the Employer, whether such termination of employment occurs during the term of this Agreement or following the term or termination of this Agreement, except this period shall be reduced to twelve (12) months in the event Executive's employment terminates following a Change of Control or if the Executive voluntarily terminates employment within thirty (30) days following either (i) a change in the majority of the Employer's Board of Directors within a single twelve (12) month period; or (ii) a change in the Employer's CEO and two (2) of the CEO's direct reports where they are no longer employed by the Employer or an affiliate of the Employer in those, or more senior positions within a single twelve (12) month period (the "Restrictive Period"):

                           (i)      The Executive will not, directly or
indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend the Executive's credit to, or render services or advice to, any person, firm, partnership, corporation or trust which owns or operates, a bank, savings and loan association, credit union or similar financial institution (a "Financial Institution") within the Restrictive Area; provided however, that the ownership by the Executive of shares of the capital stock which are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System which do not

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represent more than five percent (5%) of the outstanding capital stock of any
Financial Institution, shall not violate any terms of this Agreement.

                           (ii)     The Executive will not, directly or
indirectly, either for himself, or any other Financial Institution: (A) induce or attempt to induce any employee of the Employer or its Subsidiaries to leave the employ of the Employer or its Subsidiaries; (B) in any way interfere with the relationship between Employer or its Subsidiaries and any employee of Employer or its Subsidiaries; (C) employ, or otherwise engage as an employee, independent contractor or otherwise, any employee of Employer or its Subsidiaries; or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of Employer or its Subsidiaries to cease doing business with the Employer or its Subsidiaries or in any way interfere with the relationship between any customer, supplier, licensee or business relation of Employer or its Subsidiaries.

                           (iii)    The Executive will not, directly or
indirectly, either for himself, or any other Financial Institution, solicit the business of any person or entity known to the Executive to be a customer of the Employer or its Subsidiaries, whether or not such Executive had personal contact with such person or entity, with respect to products or activities which compete in whole or in part with the products or activities of the Employer or its Subsidiaries.

                           (iv)     The Executive will not, directly or
indirectly, serve as the agent, broker or representative of, or otherwise assist, any person or entity in obtaining services or products from any Financial Institution within the Restrictive Area.

                           (v)      The Executive expressly agrees that the
covenants contained in this Section 6(a) are reasonable with respect to their duration, geographical area, and scope.

                  (b) Violation of Restrictive Covenant. If the Executive violates the restrictions contained in Section 6(a) and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Period. Accordingly, the Restrictive Period shall be deemed to have the duration specified in Section 6(a) computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the restrictions contained in Section 6(a) by the Executive. In the event that a successor assumes and agrees to perform this Agreement, the restrictions contained in Section 6(a) shall continue to apply only to the primary service area of the Employer as it existed immediately before such assumption and shall not apply to any of the successor's other offices.

                  Remedies for Breach of Restrictive Covenant. The Executive acknowledges that the restrictions contained in Section 4 and Section 6(a) of this Agreement are reasonable and necessary for the protection of the legitimate business interests of the Employer, that any violation of these restrictions would cause substantial injury to the Employer and such interests, that the Employer would not have entered into this Agreement with the Executive without receiving the additional consideration offered by the Executive in binding himself to these restrictions and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Employer, in addition to and not in limitation of, any other rights, remedies or damages available to the Employer under this Agreement or otherwise at law or in equity,

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

shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Executive and any and all persons directly or indirectly acting for or with him, as the case may be. In the event of a violation of the restrictions in Section 4 and Section 6(a) of this Agreement, the Employer shall have the right to cease making any payments, or providing benefits, otherwise required hereunder.

         Section 7. Intercorporate Transfers. If the Executive shall be voluntarily transferred to a Subsidiary of the Employer, such transfer shall not be deemed to terminate or modify this Agreement and the employing corporation to which the Executive shall have been transferred shall, for all purposes of this Agreement, be construed as standing in the same place and stead as the Employer as of the date of such transfer, provided however, that this Section 7 shall not modify Employer's obligations under Section 2, Section 3 and Section 5 hereof.

         Section 8. Interest in Assets. Neither the Executive nor his estate shall acquire hereunder any rights in funds or assets of the Employer, otherwise than by and through the actual payment of amounts payable hereunder; nor shall the Executive or his estate have any power to transfer, assign, anticipate, hypothecate or otherwise encumber in advance any of said payments; nor shall any of such payments be subject to seizure for the payment of any debt, judgment, alimony, separate maintenance or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of the Executive.

         Section 9. Indemnification. The Employer shall provide the Executive (including his heirs, personal representatives, executors and administrators) for the term of this Agreement with coverage under a standard directors' and officers' liability insurance policy at its expense.

         Section 10.       General Provisions.
                           ------------------

                  (a) Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the Executive, his heirs, legatees and personal representatives, the Employer and its successors and assigns, and any successor or assign of the Employer shall be deemed the "Employer" hereunder. The Employer shall require any successor to all or substantially all of the business and/or assets of the Employer, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Employer would be required to perform if no such succession had taken place.

                  (b) Entire Agreement; Modifications. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral, and without limiting the foregoing, the Executive hereby agrees and acknowledges that this Agreement supersedes, and he shall have no rights to payments or otherwise under, any other agreement other than the Restricted Stock Agreement. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by the Executive and the Employer; provided, however, that the Employer may unilaterally modify the Agreement to

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

comply with applicable law, including, but not limited to, Code Section 409A, while maintaining the spirit and intent of the Agreement.

                  (c) Survival. The provisions of Section 4 and Section 6 shall survive the expiration or termination of this Agreement, in each case for the period and to the extent set forth in such section.

                  (d) Enforcement and Governing Law. The provisions of this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Illinois without reference to the conflict of law provisions of any jurisdiction.

                  (e) Arbitration. Any dispute or controversy arising under or in connection with this Agreement (with the exception of the remedies set forth in Section 6(c)) shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within twenty-five (25) miles from the location of the main office of the Employer, in accordance with the employment rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid through the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                  (f) Legal Fees. All reasonable legal fees paid or incurred by either party pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the opposing party if the party is successful on the merits pursuant to a legal judgment, arbitration or settlement.

                  (g) Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

                  (h) Notices. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to the Employer, addressed to the principal headquarters of the Employer, attention: Chairman of the Board; or, if to the Executive, to the address set forth below the Executive's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

                  (i) Internal Revenue Code Section 409A. Notwithstanding anything contained herein to the contrary, if at the time of a termination of employment, (i) Employee is a "specified employee" as defined in Code Section 409A, and the regulations and guidance thereunder in effect at the time of such termination ("409A"), and, (ii) any of the payments or benefits provided hereunder may constitute "deferred compensation" under 409A, then, and only to the extent required by such provisions, the date of payment of such payments or

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


benefits otherwise provided shall be delayed for a period of up to six (6) months following the date of termination.



                  [Remainder of Page Intentionally Left Blank]




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


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



CENTRUE FINANCIAL CORPORATION               DONALD M. DAVIS



By: /s/ Thomas A. Daiber                    /s/ Donald M. Davis
    ------------------------------          ------------------------------------
         Thomas A. Daiber
    Its: President & CEO

                                            ------------------------------------

                                            ------------------------------------
                                            Address:




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